CONSULTING AGREEMENT



          THIS CONSULTING AGREEMENT ("Agreement"), effective as of January 1, 1999, by and between XCL Ltd., a Delaware corporation., with offices at 110 Rue Jean Lafitte, Lafayette, Louisiana 70508 (hereinafter the "Company") and
R. Thomas Fetters, 101 Red Brick Circle, Lafayette, LA 70503 (hereinafter "Consultant").

                    W I T N E S S E T H:

          WHEREAS, Consultant has substantial experience and
ability   in  oil  and  gas  exploration,  development   and
production; and

           WHEREAS, the Company and Consultant desire to extend and modify certain terms of a prior nonexclusive consulting agreement dated June 1, 1997, by entering into this Agreement.

           NOW, THEREFORE, the parties to this Agreement hereby agree as follows:

                          ARTICLE I

          Rights and Duties Under Consulting Agreement

           1.1 Term of Agreement and Duties. The Company and Consultant agree that for the period commencing January 1, 1999 and terminating December 31, 2000, Consultant shall consult with Company management in connection with all aspects of the Company's exploration, development and production projects, specifically the project coordination of the Sichuan Gas Project and evaluation of other new exploration ventures within China. Thereafter, this contract shall continue on a month to month basis, until terminated by either party on thirty days written notice.

           1.2 Compensation. For consulting services performed by Consultant during the term of this Agreement, the Company shall pay Consultant the sum of $120,000.00, to be paid in monthly installments of $5,000.00, subject to termination of this Agreement as provided herein. This payment shall constitute full payment for all services rendered under this Agreement, but is in addition to the compensation that Consultant is entitled to as a member of the Board of Directors of the Company. In addition, Consultant and the Company may, from time to time, enter into written agreement whereby Consultant shall be entitled compensation as a finder's fee on certain specifically identified projects, and any such compensation shall be in addition to the compensation paid under this agreement.

          1.3 Reimbursement of Expenses. The Company shall reimburse Consultant for all reasonable and necessary travel, or other related out-of-pocket expenses actually incurred by him during the term of this Agreement in carrying out his duties and responsibilities hereunder.

            1.4 Time Requirements under Consulting Agreement. Subject to the foregoing, Consultant agrees devote the reasonable time necessary to fulfill his obligations hereunder as agreed to from time to time by Consultant and the Company.

            1.5       Place  of  Performance  of  Consulting
Services.   Consultant shall perform its services  hereunder
in Lafayette, Louisiana and such other places as the Company may direct.

           1.6 Indemnification. The Company shall indemnify Consultant for all liabilities in connection with any proceeding arising from services performed pursuant to this Agreement, other than liability arising from the Consultants gross negligence or willful misconduct.

           1.7 Confidentiality of Company's Business. Consultant acknowledges that the Company's business is highly competitive and that the Company's books, records and documents, the Company's technical information concerning its properties and prospects, all comprise confidential business information and trade secrets of the Company and are valuable, special, and unique proprietary assets of the Company ("Confidential Information"). Consultant further acknowledges that protection of Company's Confidential Information against unauthorized disclosure and use is of critical importance to the company in maintaining its competitive position. Accordingly, Consulting hereby agrees that he will not, at any time during or after the term of this Agreement, make any disclosure of any Confidential Information, or make any use thereof, except for the benefit of, and on behalf of, the Company. However, the Consultant's obligation under this Section 1.7 shall not extend to information which is or becomes part of the public domain or is available to the public by publication or otherwise than through the Consultant. The provisions of this Section 1.7 shall survive the termination of this Agreement. Money damages would not be sufficient remedy for breach of this Section 1.7 by Consultant, and the Company shall be entitled to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies for a breach of this Section 1.7 by the Consultant, but shall be in addition to all remedies available at law or in equity to the Company including the recovery of damages from the Consultant. For the purposes of this paragraph, the term Company shall also include affiliates of the Company.

           1.8 Conflict of Interest. Consultant agrees to use his best efforts, skill and abilities so long as Consultant's Services are retained hereunder to promote the best interest of Company and its business. As part of the consideration for the compensation to be paid to Consultant hereunder, and as an additional incentive for the Company to enter into this Agreement, Company and Consultant agree to the noncompetitive provisions of this Section 1.8. During the term of this Agreement, Consultant agrees that, unless prior written approval of the President of the Company is obtained, Consultant will not directly or indirectly for himself or for others consult, advise, counsel or otherwise assist any customer, supplier, or, as to operations in China, a direct competitor of the Company or any subsidiary which, in any manner, would have, or is likely to have, an adverse effect upon the Company or any subsidiary.

      Consultant understands that the foregoing restrictions may limit Consultant's ability to engage in a business similar to the Company's business during the period provided for above, but acknowledges that Consultant will receive sufficiently high remuneration and other benefits from the Company hereunder to justify such restrictions. The Company shall be entitled to enforce the provisions of this Section
1.8 by resorting to appropriate legal and equitable action.

      It is expressly understood and agreed that the Company and Consultant consider the restrictions contained in this
Section 1.8 to be reasonable and necessary for the purposes of preserving and protecting the goodwill and Confidential Information and proprietary information of the Company. Nevertheless, if any of the aforesaid restrictions are found by a court having jurisdiction to be unreasonable, or over broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions therein set forth to be modified by such court so as to be reasonable and enforceable and, as so modified by the court, to be fully enforced.

          1.9     Independent Contractor:

          (i) The parties hereby agree that the services rendered by Consultant in the fulfillment of the terms and obligations of this Agreement shall be as an independent contractor and not as an employee, and with respect thereto, Consultant is not entitled to the benefits provided by the Company to its employees including, but not limited to, group insurance and participation in the Company s employee benefit and pension plan. Further, Consultant is not an agent, partner, or joint venture of the Company. Consultant shall not represent himself to third persons to be other than an independent contractor of the Company, nor shall he permit himself to offer or offer or agree to incur or assume any obligations or commitments in the name of the Company or for the Company without the prior written consent and authorization of the Company. Consultant warrants that the services to be provided hereunder will not cause of conflict with any other duties or obligations of Consultant to third parties. Consultant shall not subcontract or assign any of the work to be performed hereunder without obtaining the prior written consent of the
          Company, provided, however, nothing contained herein shall prohibit Consultant from incorporating and rendering services hereunder as a corporation.

          (ii) Consultant shall be responsible for payment of all taxes including Federal, State and local taxes arising out of the Consultant's activities under this Agreement, including by way of illustration but not limitation, Federal and State income tax, Social Security tax, Unemployment Insurance taxes, and any other taxes or business license fees as required.

           1.10 Termination: This Agreement may be terminated at any time by either party, without cause, and without any liability to the other party, by providing the other party ninety (90) days written notice of termination. In case of termination of this Agreement under this provision, all compensation under this Agreement shall cease except as to the pro rata portion of the term of this Agreement that is prior to the effective date of the termination.

                         ARTICLE II

                        Miscellaneous

          2.1 Succession. This Agreement shall inure to the benefit of and be binding upon the Company, its successors and assigns, and upon Consultant. Consultant shall be prohibited from assigning this Agreement without prior written approval of the Company.

           2.2 Notice. Any notice to be given to the Company hereunder shall be deemed sufficient if addressed to the Company in writing and personally delivered or mailed by certified mail to its office at the address set forth above. Any notice to be given to Consultant hereunder shall be sufficient if addressed to it in writing and personally delivered or mailed by certified mail to its address set forth above. Either party may, by notice as aforesaid, designate a different address for the receipt of notice.

           2.3     Amendment.     This Agreement may not  be
amended  or  supplemented  in  any  respect,  except  by   a
subsequent written instrument entered into by both parties hereto.

            2.5 Severability. In the event any provision of this Agreement shall be held to be illegal, invalid or unenforceable for any reasons, the illegality, invalidity, or unenforceablity thereof shall not affect the remaining provisions hereof, but such illegal, invalid, or unenforceable provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

           2.6 Headings. The titles and headings of Articles and Sections are included for convenience of reference only and are not to be considered in connection with the construction or enforcement of the provisions hereof.

          2.7     Governing Law.     This Agreement shall be
governed in all respects by the laws of the State of Louisiana.

            2.8       Prior  Agreement.      This  Agreement
supersedes and replaces the Consulting Agreement dated effective June 1, 1997, in its entirety from the effective date of this Agreement forward.

          IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the 1st day of January, 1999.

                                   XCL LTD.


                              By:___________________________
                              Title:________________________


                                  __________________________
                                   R. THOMAS FETTERS